Exhibit 10.10

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of January 3, 2022 by and between Hemoglobin Oxygen Therapeutics, LLC., a Delaware limited liability company (the “Company”), and OVA International Investment LLC, a Washington limited liability company (“Purchaser”).

RECITALS

A.	Purchaser has made advances to the Company in the aggregate amount of five million sixty thousand dollars ($5,060,000) (the “Advances”) evidenced by loan agreements.

B.	The Company plans to convert to a Delaware C corporation (“Newco”) after January 3, 2022, on the basis of one hundred shares of Common Stock of Newco for each limited liability unit of the Company (the “Restructuring”).

C.	The Company after the Restructuring plans to engage in an underwritten initial public offering of shares of its Common Stock (the “Public Offering”).

D.	On the terms and subject to the conditions of this Agreement, Purchaser desires to convert the Advances in the amount of five million sixty thousand dollars ($5,060,000), for shares of the Common Stock of Newco at a conversion rate of $2.744 per share.

NOW, THEREFORE, with reference to the foregoing facts, the Company and the Purchaser agree as follows:

AGREEMENT

1. Conversion of Advances. The Company hereby agrees that Newco shall issue to Purchaser an aggregate of one million eight hundred forty four thousand and twenty three (1,844,023) shares (the “Shares”) of Common Stock of Newco, and the Purchaser hereby agrees to convert the Advances into the Shares. The number of Shares has been determined based upon dividing the outstanding Advances by 2.744. The Company agrees that Newco will instruct its transfer agent to issue the Shares to Purchaser promptly upon closing of the Public Offering. It is understood that any accrued interest on the Advances shall be extinguished as soon as the Advances will be converted to Shares at the closing of the Public Offering. The conversion of the Advances shall occur concurrently with the closing of the Public Offering and is conditioned thereon.

2. Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

2.1 Purchaser understands that: (a) the Shares will not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws; (b) the issuance and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Agreement.

2.2 Purchaser will be acquiring the Shares solely for the Purchaser’s own account for investment and not with a view to resale or distribution thereof, in whole or in part.

2.3 Purchaser must bear the substantial economic risks of the investment in the Shares indefinitely, because none of the Shares may be sold, assigned, transferred, hypothecated or otherwise encumbered or disposed of unless subsequently registered under the Securities Act and applicable state securities laws or any exemption from such registration is available. Legends shall be placed on the Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws. In addition, appropriate notations thereof will be made in Newco’s books, and stop transfer instructions will be placed with the transfer agent of the Shares.

2.4 Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Shares for an indefinite period of time.

2.5 Purchaser understands that an investment in the shares involves a high degree of risk.

2.6 Purchaser is an “accredited investor” under Regulation D under the Securities Act.

3. Miscellaneous

3.1 This Agreement constitutes the entire agreement between Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

3.2 Purchaser’s representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the Shares.

3.3 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

3.4 Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

3.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware relating to contracts entered into and to be performed wholly within such State.

3.6 Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

Hemoglobin Oxygen Therapeutics, LLC.

By:
Name:	Igor Serov
Title:	CFO

OVA International Investments LLC:

By:
Name:	Oleg Orlovskii
Title:	President

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